                                                                      Exhibit 11

                                CVS Corporation
                     Computation of Earnings Per Common Share

                                                                                            YEARS ENDED DECEMBER 31,
                                                                                         -------------------------------
IN MILLIONS, EXCEPT PER SHARE AMOUNTS                                                      1997       1996       1995
---------------------------------------------------------------------------------------  ---------  ---------  ---------
Basic earnings (loss) per common share:
  Net earnings (loss)................................................................... $    37.7  $   176.6  $  (572.8)
  Less: Preference dividends, net of tax benefits........................................     13.7       14.5        17.0
                                                                                         ---------  ---------  ---------
Net earnings (loss) available to common shareholders...................................  $    24.0  $   162.1  $  (589.8)
Weighted average number of shares outstanding..........................................      169.8      165.3       163.7
                                                                                         ---------  ---------  ---------
Basic earnings (loss) per common share.................................................  $    0.14  $    0.98  $   (3.60)
                                                                                         ---------  ---------  ---------
                                                                                         ---------  ---------  ---------
Diluted earnings (loss) per common share: (1)
Net earnings (loss)....................................................................  $    37.7  $   176.6  $  (572.8)
Less: Preference dividends, net of tax benefits........................................       13.7         --       17.0
                                                                                         ---------  ---------  ---------
Net earnings (loss) available to common shareholders...................................  $    24.0  $   176.6  $  (589.8)
Less:   Adjustments assuming conversion of the Series One ESOP
        Convertible Preference Stock, for the following: (i)
        additional contributions to the ESOP to cover the shortfall between the Series One ESOP Convertible Preference Stock and
        Common Stock dividends and (ii) reductions in incentive bonuses
        and profit sharing, net of tax benefits........................................         --        7.5         --
                                                                                         ---------  ---------  ---------

Adjusted net earnings (loss) available to common shareholders..........................  $    24.0  $   169.1  $  (589.8)
                                                                                         ---------  ---------  ---------
Weighted average number of shares outstanding..........................................      169.8      165.3      163.7
Add: Weighted average shares of Series One ESOP
Convertible Preference Stock assuming conversion.......................................         --        5.9         --
Add: Weighted average number of shares which could have been issued upon exercise of
  outstanding options..................................................................        3.2        2.0        0.6
Adjusted weighted average number of shares outstanding.................................      173.0      173.2      164.3
                                                                                         ---------  ---------  ---------
Diluted earnings (loss) per common share...............................................  $    0.14  $    0.98  $   (3.59)
                                                                                         ---------  ---------  ---------
                                                                                         ---------  ---------  ---------

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(1) In 1995 and 1997, the assumed conversion of the Series One ESOP Convertible
    Preference Stock would have increased diluted earnings per common share and, therefore, was not considered.